                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.

                                   FORM 8 K

   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported) JANUARY 13, 1998
                                                       ----------------

                             UNITED BANCORP, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                  OHIO                    0-16540           34-1405357
    ------------------------------      -----------     -------------------
      (State or other jurisdiction      (Commission         (IRS Employer
           of incorporation)           File Number)         Identification #)


             201 S. FOURTH STREET, MARTINS FERRY, OHIO      43935
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)

                                (740) 633-0445
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


                  4TH AT HICKORY STREET, MARTINS FERRY, OHIO
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


        On January 13, 1998, United Bancorp, Inc. ("UBCP") announced that a Letter of Intent has been executed where UBCP will acquire all the outstanding common shares of Southern Ohio Community Bancorporation, Inc. ("Southern"). Southern is the Holding Company for the Glouster Community Bank ("Glouster"), Glouster, Ohio. Glouster is a state bank, organized and existing under the law of the State of Ohio, with approximately $52 million in assets and operates in the northern half of Athens County in Southeastern Ohio with two offices in Glouster, in addition to an office in Amesville, Ohio and Nelsonville, Ohio. The proposed affiliation which is subject to the approval of the Southern shareholders, provides for an exchange ratio of 11 UBCP common shares for each issued and outstanding share of Southern common stock. The offering of UBCP common shares to Southern shareholders will be registered with the Securities and Exchange Commission. In addition, the affiliation is subject to the Federal Reserve Board and the Ohio Superintendent of Financial Institutions.

        Assuming all required approvals are received, the transaction is expected to close during third quarter of 1998.


                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


January 23, 1998                                by: /s/ James W. Everson
-----------------                                  ----------------------------
     Date                                          Chairman, President and CEO

                                                   United Bancorp, Inc.
                                                    (Registrant)